Exhibit 99.1
PERIODIC EQUITY INVESTMENT AGREEMENT
THIS AGREEMENT dated as of the 8th day of December 2008 (the “Agreement”) between Cumorah Capital, Inc., a Nevada corporation (the “Investor”), and CEREPLAST, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”).
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Twenty Million U.S. Dollars ($20,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and
WHEREAS, to the extent such investments are purchases of Common Stock not registered under a then currently effective Form S-1 pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), such investments will be made in reliance upon the provisions of Regulation D (“Regulation D”) and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I.
Certain Definitions
Section 1.1. “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.
Section 1.2. “Advance Purchase Date” shall mean the date the Company is in receipt of the funds from the Investor and the Investor, is in possession of the Common Stock of the Company required to be issued in connection with the subject Advance; provided, however, that if the Common Stock is not received by the Investor by 1:00pm EST on such day, then it shall mean the next Trading Day. The Advance Purchase Date shall be the sixth (6th) Trading Day after the Advance Notice Date each Advance.
Section 1.3. “Advance Notice” shall mean a written notice to the Investor setting forth the Advance amount that the Company requests from the Investor. Such Advance Notice shall be delivered only on an Advance Notice Date.
Section 1.4. “Advance Notice Date” shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than seven (7) Trading Days after the prior Advance Notice Date.
Section 1.5. “Closing” shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

Section 1.6. “Commitment Amount” shall mean the aggregate amount of up to Twenty Million U.S. Dollars ($20,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company’s Common Stock pursuant to the terms and conditions of this Agreement.
Section 1.7. “Commitment Period” shall mean the period commencing on the date hereof, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of Twenty Million Dollars ($20,000,000), (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date immediately preceding the second anniversary of the date hereof.
Section 1.8. “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.
Section 1.9. “Condition Satisfaction Date” shall have the meaning set forth in Section 7.2.
Section 1.10. “Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).
Section 1.11. Intentionally Left Blank.
Section 1.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Section 1.13. “Material Adverse Effect” shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.
Section 1.14. “Market Price” shall mean the lowest closing bid price of the Common Stock during the Pricing Period.
Section 1.15. “Market Price Event” shall mean either (a) that on any day of an applicable Pricing Period the Market Price is at least 10% lower or greater than the Market Price on the Advance Notice Date, or (b) the Trading Volume for the Pricing Period is less than one million shares, or (c) the Trading Value is less than 400% of the Advance, or (d) the Market Capitalization on the Advance Notice Date is less than the Market Capitalization on the date hereof.
Section 1.16. “Maximum Advance Amount” shall be Two Hundred Fifty Thousand U.S. Dollars ($250,000) per Advance Notice; or such lesser amount, if the issuance of the number of shares of Common Stock that the Investor would receive for such Advance (determined by dividing the amount of the Advance by the Purchase Price) would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock of the Company. Upon mutual agreement by the parties, the Maximum Advance Amount may be revised.

Section 1.17. “NASD” shall mean the National Association of Securities Dealers, Inc.
Section 1.15. “Registered Shares” shall mean Common Stock for which there has been filed a Registration Statement that has been declared, and remains, effective.
Section 1.16. “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
Section 1.17. “Pricing Period” shall mean the five (5) consecutive Trading Days immediately after the Advance Notice Date.
Section 1.18. “Principal Market” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
Section 1.19. “Purchase Price” shall be set at (a) ninety percent (90%) of the Market Price for Registered Shares issued to Investor, and (b) sixty percent (60%) of the Market Price for Restricted Stock issued to Investor.
Section 1.20. “Restricted Stock” shall mean the shares of Common Stock to be issued hereunder in reliance upon the exemption from registration under Regulation D (i) in respect of which a Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.
Section 1.21. Intentionally Left Blank.
Section 1.22. “Registration Statement” shall mean a registration statement on Form S-1, for the registration of Common Stock issued to or for the resale by the Investor of Common Stock under the Securities Act.
Section 1.23. “Regulation D” shall have the meaning set forth in the recitals of this Agreement.
Section 1.24. “SEC” shall mean the Securities and Exchange Commission.
Section 1.25. “Securities Act” shall have the meaning set forth in the recitals of this Agreement.
Section 1.26. “SEC Documents” shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Purchase Date, as the case may be, and, if a Registration Statement shall have been filed and declared effective covering any of the Common Stock, until such time as the Investor no longer holds any of such Common Stock.

Section 1.27. “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.
Section 1.31. “Trading Volume” shall mean the total number of shares of the Company’s common stock traded during the Pricing Period.
Section 1.32. “Trading Value” shall mean the product of (x) the Trading Volume, multiplied by (y) the Market Price.
Section 1.33. “Market Capitalization” shall mean, on any date, the product of (x) the shares of the Company’s common stock outstanding on a date, multiplied by (y) the lowest closing bid price for the Company’s common stock on any of the five (5) Trading Days immediately preceding such date.
ARTICLE II.
Advances
Section 2.1. Investments.
(a) Advances. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. If the Company has Registered Shares available for issuance, then the Common Stock to be issued to the Investor shall be Registered Shares. The Company shall be permitted to issue to the Investor Restricted Stock only if it does not have Registered Shares available for issuance to the Investor. The number of shares of Common Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.
Section 2.2. Mechanics.
(a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice, shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company’s Common Stock corresponding with a particular Advance Notice on the day the Advance Notice is received by the Investor. There shall be a minimum of seven (7) Trading Days between each Advance Notice Date.
(b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

Section 2.3. Closings. On each Advance Purchase Date, which shall be the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance (provided, however, that if the Common Stock is not received by the Investor by 1:00pm EST on such day, then it shall mean the next Trading Day), (i) the Investor shall deliver to the Company the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds which shall be delivered to the Company and (ii) upon receipt of the Advance, the Company shall deliver to the Investor shares of the Company’s Common Stock, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor which shall be delivered to the Investor. In addition, on or prior to the Advance Purchase Date, each of the Company and the Investor shall deliver to the other through the Investor’s counsel, all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Company’s Common Stock to the Investor shall occur in accordance with the conditions set forth above.
Section 2.4. Termination of Investment. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Purchase Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of any currently effective Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, (ii) the Company fails to maintain the listing of its Common Stock pursuant to Section 6.3, and (iii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.
Section 2.5. Agreement to Advance Funds. The Investor agrees to advance the amount specified in the Advance Notice to the Company after the satisfaction of each of the following conditions and the other conditions set forth in this Agreement:
(a) the execution and delivery by the Company, and the Investor, of this Agreement and the Exhibits hereto;
(b) the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects;
(c) there shall not have occurred and be continuing any default by the Company in the performance of any of its obligations under this Agreement or any breach by the Company of any of its covenants under this Agreement;

(d) there shall not have occurred any Chapter 11 or other bankruptcy or insolvency filing by or against the Company;
(e) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Restricted Stock, or shall have the availability of exemptions therefrom and the sale and issuance of the Restricted Stock shall be legally permitted by all laws and regulations to which the Company is subject;
(f) the Company shall have filed with the Commission all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable Commission regulations; and
(g) the conditions set forth in Section 7.2 shall have been satisfied;
provided, however, that the Investor shall not have any obligation to make the Advance requested in the Advance Notice if there shall have occurred any Market Price Event.
Section 2.6. Hardship. In the event the Investor sells shares of the Company’s Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.3, and specifically the Company fails to deliver to the Investor on the Advance Purchase Date the shares of Common Stock corresponding to the applicable Advance, the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor.
ARTICLE III.
Representations and Warranties of Investor
Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Purchase Date:
Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.
Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
Section 3.4. Investment Purpose. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.
Section 3.5. Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.
Section 3.6. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.
Section 3.7. Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the periods ended March 31, June 30 and September 30, 2008; and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.
Section 3.8. Intentionally Left Blank.

Section 3.9. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.
Section 3.10. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).
Section 3.11. Trading Activities. The Investor’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company’s Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided, however, that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor is permitted to sell the shares to be issued to the Investor pursuant to the Advance Notice during the applicable Pricing Period.
ARTICLE IV.
Representations and Warranties of the Company
Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:
Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power and corporate authority to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.
Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and corporate authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.3. Capitalization. As of December 7, 2008, the authorized capital stock of the Company consists of 495,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 275,499,948 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.
Section 4.4. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.5. SEC Documents; Financial Statements. The Company has filed SEC Documents required to be filed by it with the SEC under of the Exchange Act. The Company has delivered to the Investor or its representative, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and hereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.
Section 4.7. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Articles of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company’s business or financial condition.

Section 4.8. Absence of Events of Default. No Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company’s business, properties, prospects, financial condition or results of operations.
Section 4.9. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
Section 4.10. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.
Section 4.11. Environmental Laws. The Company and its subsidiaries are (i) in material compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.
Section 4.12. Title. The Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
Section 4.13. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.14. Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
Section 4.15. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls, and controls over financial reporting, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) our financial reports fairly present the financial condition of the Company in all material respects as of the date(s) of such report(s).
Section 4.16. No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.
Section 4.17. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.
Section 4.18. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19. Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
Section 4.20. Certain Transactions. None of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
Section 4.21. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.
Section 4.22. Use of Proceeds. The Company shall use the net proceeds from this offering for general corporate purposes, including, without limitation, the payment of loans incurred by the Company. However, in no event shall the Company use the net proceeds from this offering, for the payment (or loans to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.
Section 4.23. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market.

Section 4.24. Opinion of Counsel. Investor shall receive an opinion letter on the date hereof, and on the date of each Advance, from counsel to the Company, including California counsel, dated the date hereof or the Advance Purchase Date, as the case may be, in form and substance reasonably satisfactory to the Investor.
Section 4.25. Opinion of Counsel. The Company will obtain for the Investor, at the Investor’s expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.
Section 4.26. Dilution. The Company is aware and acknowledges that issuance of shares of the Company’s Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.
ARTICLE V.
Indemnification
The Investor and the Company represent to the other the following with respect to itself:
Section 5.1. Indemnification.
(a) In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.
(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.
ARTICLE VI.
Covenants of the Company
Section 6.1. Registration Statement. If any of the Common Stock is covered by a Registration Statement that currently is effective, then the Company shall cause the Registration Statement to remain effective for as long as the Investor holds any Common Stock covered thereyby. The obligations of the Company under this Section 6.1 shall survive termination.
Section 6.2. Listing of Common Stock. The Company shall maintain the Common Stock’s authorization for quotation on the National Association of Securities Dealers Inc.’s Over the Counter Bulletin Board. The obligations of the Company under this Section 6.2 shall survive termination for as long as the Investor holds any Common Stock.
Section 6.3. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act. The obligations of the Company under this Section 6.3 shall survive termination for as long as the Investor holds any Common Stock.
Section 6.4. Transfer Agent Instructions. Upon effectiveness of a Registration Statement for Common Stock issued to the Investor, or upon the satisfaction of the requirements of Rule 144 in respect of Restricted Stock issued to the Investor, the Company shall deliver instructions (and an opinion of Company counsel) to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Advance Purchase Date
Section 6.5. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The obligations of the Company under this Section 6.4 shall survive termination for as long as the Investor holds any Common Stock.

Section 6.6. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to Common Stock issued to the Investor: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Restricted Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in any current Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.
Section 6.7. Issuance of Restricted Stock to the Investor. The sale of the shares of Restricted Stock to the Investor shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.
ARTICLE VII.
Conditions for Advance and Conditions to Closing
Section 7.1. Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.
(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.
(b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2. Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for shares of the Company’s Common Stock incident to a Closing is subject to the fulfillment by the Company, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Purchase Date (each a “Condition Satisfaction Date”), of each of the following conditions:
(a) Intentionally Left Blank.
(b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the shares of Restricted, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.
(c) Fundamental Changes. If a Registration Statement shall have been filed in respect of any Common Stock, there shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement, and such Registration Statement shall remain effective as long as Investor continues to hold any of such Common Stock.
(d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement (including, without limitation, the conditions specified in Section 2.5 hereof) to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.
(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.
(f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock traded on the Principal Market (if the Common Stock is traded on a Principal Market).
(g) Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount. In addition, in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock of the Company; provided, however, that this limitation may be exceeded upon the mutual agreement of the Company and the Investor. For purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(h) No Knowledge. The Company has no knowledge of any event which would be more likely than not to have the effect of causing any currently effective Registration Statement to be suspended or otherwise ineffective.
(i) Other. On each Condition Satisfaction Date, the Investor shall have received the certificate executed by an officer of the Company in the form of Exhibit A attached hereto.
ARTICLE VIII.
Due Diligence Review; Non-Disclosure of Non-Public Information
Section 8.1. Due Diligence Review. Prior to the filing of a Registration Statement in respect of any of the Restricted Stock, the Company shall make available for inspection and review by the Investor, its advisors and representatives, and any underwriter participating in any disposition of the Restricted Stock on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.
Section 8.2. Non-Disclosure of Non-Public Information.
(a) The Company shall not disclose non-public information to the Investor, its advisors, or its representatives, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor’s advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in ant Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
ARTICLE IX.
Choice of Law/Jurisdiction
Section 9.1. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the county of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and expenses and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

ARTICLE X.
Assignment; Termination
Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.
Section 10.2. Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate twenty-four (24) months after the Effective Date.
Section 10.3 Termination by the Company. The Company may terminate this Agreement upon written notice to the Investor which such notice may only be given on an Advance Notice Date.
ARTICLE XI.
Notices
Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be effective (x) upon delivery, when delivered personally, or by facsimile (with electronic delivery confirmation), or U.S. certified mail, return receipt requested or a nationally recognized overnight delivery service, or (y) upon the refusal of delivery by a party of a properly addressed notice. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Cereplast, Inc.
3433 El Segundo Boulevard
Hawthorne, California 90250
Telephone: (310) 676-5000
Facsimile: (310) 676-5003

With a copy to:	Mark Richardson, Esq.
233 Wilshire Boulevard Suite 820
Santa Monica CA 90401
Tel: 310 393 9992
Fax: 310 393 2004

If to the Investor:	Cumorah Capital, Inc.
3225 McLeod Drive, Suite 100
Las Vegas, Nevada 89121
Tel: (702) 871-8535
Fax: (702) 871-8427

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd FL
New York, NY 10006
Attention: Gregory Sichenzia, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.
ARTICLE XII.
Miscellaneous
Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.
Section 12.2. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
Section 12.5. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party’s domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.
Section 12.6 Commitment Fee. Upon the execution of this Agreement, the Company hereby agrees to issue to the Investor 1,000,000 shares of the Company’s Common Stock on the date hereof (the “Investor’s Shares”). The Investor’s Shares shall be deemed fully earned as of the date hereof and shall have piggy back registration rights.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Periodic Equity Investment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: CEREPLAST, INC.
By:
	Name:	Frederic Scheer
	Title:	CEO

INVESTOR: CUMORAH CAPITAL, INC.
By:
	Name:	William E. Beifuss, Jr.
	Title:	President

EXHIBIT A
ADVANCE NOTICE/COMPLIANCE CERTIFICATE
CEREPLAST, INC.
The undersigned,                                          hereby certifies, with respect to the sale of shares of Common Stock of CEREPLAST, INC. (the “Company”), issuable in connection with this Advance Notice and Compliance Certificate dated                                          (the “Notice”), delivered pursuant to the Periodic Equity Investment Agreement (the “Agreement”) (with capitalized terms used herein having the meanings ascribed to them in the Agreement), as follows:
1. The undersigned is the duly elected                                          of the Company.
2. There are no fundamental changes to the information set forth in any currently effective Registration Statement which would require the Company to file a post effective amendment to such Registration Statement.
3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Advance Purchase Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.
4. The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q, 10-K, 8-K, etc. All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants. None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
5. The Advance requested is                                         .
The undersigned has executed this Certificate this                      day of                                       .

CEREPLAST, INC.
By:
Name:
Title: